EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in Registration Nos. 33-43571 and 33-59240 of Recoton Corporation on Forms S-8 of our report dated February 26, 2001 appearing in this Annual Report on Form 10-K of Recoton Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

New York, New York
March 30, 2001